# CONSULTING AGREEMENT

**THIS CONSULTING AGREEMENT**, dated as of May 11, 2010, is entered into by and between **RimAsia Capital Partners, LP**, a Cayman Islands exempted limited partnership, including its general and limited partners (hereinafter, the "Advisor"), having an address at 1807 Harbour Centre, 25 Harbour, Wanchai, Hong Kong, and **NeoStem, Inc.**, a Delaware corporation (the "Company"), having offices at 420 Lexington Avenue, Suite 450, New York, New York 10170.

**WHEREAS**, the Company is exploring various pharmaceutical and biotech ventures in China, as more fully described in the Company's periodic filings with the Securities and Exchange Commission (the "Business"); and

**WHEREAS**, the Company seeks to benefit from the Advisor's expertise, particularly in the Asian markets;

**NOW, THEREFORE**, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Advisor hereby agree as follows:

1. **Relationship. (a)** The Advisor is hereby engaged by the Company as an independent advisor. If and when requested by the Chief Executive Officer of the Company, the Advisor from time to time will (a) provide advice to the Company with respect to scientific, business or financial services relating to the Company and those companies with which the Company enters into, or seeks or considers entering into, business relationships in furtherance of the Business, or doing business in China in general; (b) assist the Company in evaluating, structuring and negotiating any potential transaction with potential partners in the Business; and (c) otherwise provide assistance to the Company from time to time as requested by the Chief Executive Officer. The Advisor shall not be, and shall not represent itself or any of its agents to anyone as, an employee of the Company or entitled to any employment rights or benefits from the Company, nor shall it in any way be entitled to bind or act for the Company or incur any obligations on behalf of the Company. The Advisor agrees to use its best efforts to perform services hereunder and to advance the interests of the Company. The Advisor shall report to the Chief Executive Officer, and all business decisions with respect to any services provided by the Advisor hereunder shall be made only by the Chief Executive Officer or an appropriate committee of the Board of Directors of the Company.

(b) The parties hereto agree that the Advisor will be performing services hereunder solely as an independent contractor on a non-exclusive basis. No relationship of principal and agent, employer and employee, master and servant, partners, joint venturers or otherwise is created by this Agreement, and neither party has any authority, express or implied, to act on behalf of the other. The Advisor will act only on the express written request of the Chief Executive Officer of the Company.

2. **Compensation**. The Advisor is a major equity holder of the Company. The Advisor believes that the services to be rendered hereunder will provide it with sufficient benefit as an equity holder, and it shall not be entitled to any additional consideration hereunder.

3. **Term and Termination**. The term of this Agreement shall commence as of the date hereof and shall continue for a term of one year. The term of this Agreement shall be automatically renewed for consecutive one-year periods unless and until either party notifies the other of its intention to terminate this Agreement. Notwithstanding the foregoing, either party shall have the right to terminate this Agreement at any time, upon written notice to the other, for any reason or no reason at all, prior to the end of the term.

4. **Confidentiality**. The Advisor agrees to execute and perform the Confidentiality Agreement (the "Confidentiality Agreement") in the form attached hereto as Annex A. In performing its duties hereunder, the Advisor will act in accordance with all applicable laws, including US securities laws.

5. **Rights in Work Product.** All materials prepared for the Company by the Advisor under this Agreement and any interest therein shall be considered a work made for hire and made in the course of the services rendered under this Agreement. The Advisor shall immediately upon the effective date of termination of this Agreement turn over to the Company all materials developed in the course of providing services under this Agreement, including without limitation presentations, analyses, narrative descriptions, reports and data, including all copies of the foregoing. The Advisor shall retain all rights to any work product created by the Advisor and its employees not in the course of providing services under this Agreement.

6. **Advisor's Representations and Warranties**. The Advisor represents and warrants to the Company that the Advisor is not under any legal obligation, including any obligation of confidentiality or non-competition, which prevents the Advisor from executing or fully performing this Agreement, or which would render such execution or performance a breach of contract with any third party, or which would give any third party any rights in any intellectual property which might be developed by the Advisor hereunder.

7. **Company's Representations and Warranties**. The Company represents and warrants to the Advisor that the Company is not under any legal obligation which prevents the Advisor from executing or fully performing this Agreement, or which would render such execution or performance a breach of contract with any third party.

8. **Severability**. In the event any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the parties will negotiate in good faith to restore the unenforceable provision to an enforceable state and to provide reasonable additions or adjustments to the terms of the other provisions of this Agreement so as to render the whole Agreement valid and binding to the fullest extent possible, and in any event, this Agreement shall be interpreted to be valid and binding to the fullest extent possible. This Agreement may not be changed orally, but may be changed only in a writing executed by the party to be charged with enforcement.

9. **Governing Law; Consent to Jurisdiction.** The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York. In addition, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the District of New York which shall serve as the only forums for any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on either party anywhere in the world by Federal Express or other express courier service.

10. **Indemnification.** The Company shall indemnify and defend the Advisor, its affiliates, and each of their respective directors, officers, employees, managers, members, partners, shareholders, agents and affiliates (collectively, the "Indemnified Persons") against and hold each Indemnified Person harmless from any and all liabilities, obligations, losses, damages, costs, expenses, claims, penalties, lawsuits, proceedings, actions, judgments, disbursements of any kind or nature whatsoever, interest, fines, settlements and reasonable attorneys' fees and expenses that the Indemnified Persons may incur, suffer, sustain or become subject to arising out of, relating to, or due to the services provided under this Agreement, except for gross negligence, willful misconduct or fraud. The provisions of this Section 10 shall survive indefinitely any termination of this Agreement.

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[SIGNATURE PAGE TO CONSULTING AGREEMENT]

**IN WITNESS WHEREOF,** the parties hereto have duly executed this Agreement as of the day and year first above written.

NEOSTEM, INC.

By: ______________________

Name: Robin L Smith

Title: Chairman and CEO

RIMASIA CAPITAL PARTNERS, L.P.

By: RimAsia Capital Partners GP, L.P.
its general partner

By: RimAsia Capital Partners GP, Ltd.
Its general partner

By: ______________________

Name: Eric H.C. Wei

Title: Director

ANNEX A

## CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is made and entered into as of this 11th day of May, 2010, by and between **NeoStem, Inc.** (the "Disclosing Party") and **RimAsia Capital Partners, LP** (the "Recipient").

### RECITALS

A. The Recipient is performing certain consulting services on behalf of the Disclosing Party and in connection therewith may from time to time be provided with certain financial, business, legal or other information in connection with the Recipient's performance of the consulting services (such activities, the "Consulting Services").

B. Such information concerning the Disclosing Party, its business and assets to be disclosed in connection with the Consulting Services is nonpublic, confidential and/or proprietary in nature.

C. In connection with the provision of such information, the Recipient has agreed to maintain the confidentiality of, and agreed to restrict the use of, such information.

### AGREEMENT

In consideration of the foregoing premises and the mutual covenants and the agreements hereafter set forth, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms have the meanings stated in this Section 1:

"NeoStem Material" means (a) all information, data, agreements, documents, reports, "know-how", interpretations, plans, studies, forecasts, projections and records (whether in oral or written form, electronically stored or otherwise) containing or otherwise reflecting information concerning the Disclosing Party, any of its subsidiaries or affiliates, their respective businesses or assets and other information, received for the purpose of providing the Consulting Services, whether received before or after the date of this Agreement, (b) all memoranda, notes, analyses, compilations, studies or other documents which reflect, were developed based upon or which include any such NeoStem Material (whether in written form, electronically stored or otherwise), whether prepared by the Disclosing Party, the Recipient or any other Person, and (c) this Agreement, the terms, provisions and conditions of this Agreement, the existence or purpose of this Agreement or any of the terms, conditions or other facts with respect to the Consulting Services; provided, however, that "NeoStem Material" does not include, with respect to clauses (a) and (b) of this paragraph, (i) information which is obtained by the Recipient from a source

other than the Disclosing Party unless such source is or was bound by a contractual, legal or fiduciary obligation with respect to such information, or (ii) information which is or becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives in violation of the provisions of this Agreement or by disclosure by any other Person in violation of any contractual legal, or fiduciary obligation.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization of any kind, including, without limitation, a governmental authority or agency.

"Representative" with respect to the either party, means such party's affiliates and the respective agents, members, managers, partners, directors, officers, employees and professional advisors (including but not limited to attorneys, accountants and financial advisors) of such party and its affiliates.

Section 2. Agreement Not to Disclose or Use NeoStem Material.

(a) Non-Disclosure of NeoStem Material. The Recipient shall not and shall cause its Representatives not to, directly or indirectly, disclose, reveal, divulge, publish or otherwise make known any of the NeoStem Material to any Person for any reason or purpose whatsoever, except as provided in Section 2(c) or Section 3 below. Except as otherwise provided herein, the Recipient shall treat the NeoStem Material as confidential at all times. The Recipient shall not, and shall cause its Representatives not to, make any copies of the NeoStem Material except to the extent absolutely necessary or required in connection with the Consulting Services.

(b) Limitations on Use of NeoStem Material. The Recipient shall, and shall cause its Representatives to, use the NeoStem Material solely for the purpose of the Consulting Services in accordance with the terms of this Agreement. The Recipient shall not, and shall cause its Representatives not to, directly or indirectly, use, or permit any other Person to use, the NeoStem Material for any reason or purpose other than the Consulting Services or in any manner adverse to, or to the detriment of, the Disclosing Party or its Representatives.

(c) Permitted Disclosure. Notwithstanding the provisions of Section 2(a) above, the Recipient may disclose the NeoStem Material to its Representatives who (x) need to know such information to enable the Recipient to perform its responsibilities in connection with the Consulting Services, (y) are informed of the confidential nature of the NeoStem Material and (z) agree to be bound by the terms of this Agreement. Such Representatives may use the NeoStem Material only in strict accordance with the provisions of Section 2(b) above. The Recipient shall be fully responsible for any breach of this Agreement by any of its Representatives.

(d) Ownership. The NeoStem Material is owned solely and exclusively by the Disclosing Party, shall remain the exclusive property of the Disclosing Party, and the Recipient shall have no right, title or interest in, to or under any of the NeoStem Material or any material developed from the NeoStem Material.

Section 3. Compelled Disclosure. Notwithstanding the provisions of Section 2 of this Agreement to the contrary, if the Recipient or any of its Representatives are required to disclose any NeoStem Material pursuant to any applicable law, rule or regulation, the Recipient shall promptly notify the Disclosing Party in writing of any such requirement so that the

Disclosing Party may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. The Recipient shall, and shall cause its Representatives to, reasonably cooperate with the Disclosing Party to obtain such a protective order or other remedy. If such order or other remedy is not obtained, or the Disclosing Party waives compliance with the provisions of this Agreement, the Recipient and its Representatives shall disclose only that portion of the NeoStem Material which they are advised by counsel in writing that they are legally required to so disclose and shall obtain reliable assurance that confidential treatment will be accorded the NeoStem Material so disclosed.

Section 4. Return or Destruction of NeoStem Material. Immediately upon the request of the Disclosing Party, the Recipient shall, and shall cause its Representatives to, return to the Disclosing Party all NeoStem Material in tangible form (whether in written form, electronically stored or otherwise), and neither the Recipient nor any of its Representatives shall retain any copies thereof. In addition, all NeoStem Material in electronic form shall be deleted from the Recipient's and its Representatives' computer systems and from all back-up and archive tapes so that nothing remains in electronic form that constitutes or contains NeoStem Material. Upon the request of the Disclosing Party, the Recipient shall certify in writing such return to the Disclosing Party, and such electronic deletion, in each case as required by this Section 4.

Section 5. No Agency Relationship. The Recipient shall not represent itself to be an agent or employee of the Disclosing Party or to be related to the Disclosing Party other than as an outside advisor to or a stockholder of the Disclosing Party. Except to the extent expressly authorized by the Disclosing Party in writing, the Recipient is not authorized to waive any right or to incur, enter into, assume, or create any debt, obligation, agreement or release of any kind whatsoever in the name of or on behalf of the Disclosing Party (or any affiliate thereof) or in any way to bind the Disclosing Party (or any affiliate thereof).

Section 6. [deleted.]

Section 7. [deleted.]

Section 8. Securities Laws. The Recipient hereby acknowledges that it is aware, and that Recipient shall advise its Representatives who are informed of the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has material, non-public information concerning an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities. The Recipient covenants and agrees that it shall comply, and shall cause its Representatives to comply, with all applicable securities laws. For the avoidance of doubt, it is acknowledged by the Recipient that the NeoStem Material includes material, non-public information concering the Disclosing Party and it is agreed that neither Recipient nor its Representatives shall trade in any securities of the Disclosing Party while in possession of such information.

Section 9. Miscellaneous.

(a) Notices. All notices, requests, demands and other communications to any party or given under this Agreement must be in writing and delivered personally, by overnight delivery or courier, by registered mail or by telecopier (with confirmation received) to the parties at the address or telecopy number specified for such parties on the signature pages hereto (or at such

other address or telecopy number as may be specified by a party in writing given at least five business days prior thereto).

(b) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

(c) Amendment of Agreement; Assigns. This Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of, the parties hereto. .

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

(e) Waiver of Jury Trial. **EACH OF THE DISCLOSING PARTY AND THE RECIPIENT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT OR ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT AND AGREES THAT ANY LAWSUIT OR ACTION WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.**

(f) Submission to Jurisdiction. Each of the Disclosing Party and the Recipient hereby (i) agrees that any lawsuit, proceeding or action with respect to this Agreement may be brought only in the courts of the State of New York or of the United States of America for the Southern District of New York, (ii) accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts, (iii) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any lawsuit, proceeding or action in those jurisdictions, and (iv) irrevocably consents to the service of process of any of the courts referred to above in any lawsuit, proceeding or action by the mailing of copies of the process to the parties hereto as provided in clause (a) above. Service effected as provided in this manner will become effective ten calendar days after the mailing of the process.

(g) No Strict Construction. This Agreement was negotiated fully and equally between the parties and their legal counsel, and any ambiguity in this Agreement shall not be construed against any particular party as a result of the drafting hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.

DISCLOSING PARTY:

Address for Notices:
420 Lexington Avenue, Suite 450
New York, New York 10170
Facsimile No.: 1-646-607-4672

NEOSTEM, INC.

By: [signature]
Name: Robin L Smith
Title: Chairman and CEO

RECIPIENT:

Address for Notices:
1807 Harbour Centre
25 Harbour Road, Wanchai
Hong Kong
Facsimile No.: 852-2970-0078

RIMASIA CAPITAL PARTNERS, LP

By: RimAsia Capital Partners GP, L.P.
its general partner

By: RimAsia Capital Partners GP, Ltd.
Its general partner

By: [signature]
Name: Eric H.C. Wei
Title: Director